Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Reports Second Quarter 2019 Results

Company Moves Full Speed Ahead with its Profit Initiatives Following Labor Ratification

OVERLAND PARK, Kan., August 9, 2019 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for second quarter 2019 of $1.273 billion and consolidated operating income of $14.3 million, which included a $6.2 million net gain on property disposals. Operating income for second quarter 2019 includes a one-time charge for vacation benefits of $12.4 million related to prior periods as a result of the new labor agreement. As a comparison, for the second quarter 2018, the Company’s results included operating revenue of $1.327 billion and consolidated operating income of $50.9 million, which included a $2.2 million net loss on property disposals.

“During May, we achieved ratification of our labor agreement which provides critical operational opportunities for our business. We believe these opportunities should provide the basis for improved profitability over time for the Company. However, during the second quarter, the labor contract impacted us in several ways,” said Darren Hawkins, Chief Executive Officer of YRC Worldwide Inc. “First, we saw declining revenues due to temporary customer concern surrounding the labor negotiation. Second, while the labor contract was ratified midway through May, the economic package was retroactive to April 1, 2019. In the short-term, this created cost headwinds that we were not fully able to offset during the quarter with revenue growth or cost savings. We believe less-than-truckload (LTL) industry pricing remains rational. As we move into the back half of 2019, we are focused on profit initiatives that support our comprehensive strategic plan.”

The Company has developed a comprehensive business strategy to achieve long-term profitability and stability. Our strategic roadmap is built upon the proven alliance of our LTL regional and national networks, as well as our recently launched multi-mode freight brokerage solutions, HNRY Logistics, to provide a broad portfolio of freight and business services to our customers.

The key components of our multi-year strategic roadmap are:

•	Labor contract ratification, along with implementation of operational efficiencies to achieve service excellence

•	Capital structure improvement

•	Network optimization

•	Customer growth/engagement initiatives

•	Capital investment in equipment and technology

During the quarter and up through this earnings announcement, the Company has commenced implementation of key initiatives that support our strategic plan:

•	Named a new Chief Customer Officer to lead customer engagement initiatives

•

Completed the reorganization of our enterprise-wide salesforce and initiated the consolidation of our New Penn corporate office to scale processes, when combined, should lead to expected future annualized savings of approximately $25.0 million

•	Onboarded nearly 170 new non-CDL box trucks which allowed for continued reductions in local cartage and short-term rental expense

•	Improved our mix of hourly wages with the use of part-time workers

•	Initiated first phase of network optimization plans to consolidate service centers, with approximately 25 service centers expected to be completed by end of 2019

“As we move into the back half of 2019, we are aggressively moving forward with the operational changes available under the new labor agreement. In addition, we are prioritizing our network optimization initiatives, which should bolster longer-term profitability for the Company,” said Hawkins.

“Our plans with network optimization are focused on building density in the areas we service, executing on initiatives underway to enhance the customer experience and value proposition, and furthering efforts to control our cost structure and ensuring greater efficiency with equipment, our facilities and our resources. We are executing on plans to strategically reduce our 384-facility network through consolidation of service centers to improve revenue per terminal and productivity performance and enhance our servicing capabilities through technology and operational labor efficiencies.”

Hawkins continued, “Most recently, we announced a new Chief Customer Officer, Jason Bergman. He and his team will promote the power of our three best-in-class Regional operating companies, along with the expansive reach of YRC Freight and our in-house brokerage solution, HNRY Logistics, with leading-edge technology that provides turn-key solutions for our customers’ supply chain needs. I am proud of our approximately 31,000 team members for embracing the transformational initiatives that will allow our Company to capture revenue opportunities while also improving our profitability.”

“Finally, we believe an important step towards our long-term strategic plan is the pursuit of new financing alternatives to replace our existing term loan to provide for less restrictive covenants, lower interest rates and extended maturity. Changes in our capital structure should provide the operational runway that allows us to invest in company specific initiatives and should position the company for stability during weaker demand cycles,” concluded Hawkins.

Financial Highlights

•	In second quarter 2019, net loss was $23.6 million compared to net income of $14.4 million in second quarter 2018.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $57.6 million in second quarter 2019, a decrease of $43.2 million compared to $100.8 million for the same period in 2018 (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $278.7 million compared to $286.4 million a year ago.

•

Second quarter operating results include one-time charges for vacation benefits relating to 2018 and first quarter 2019 totaling $8.4 million and $4.0 million, respectively, provided for in the new labor agreement. In accordance with the definition of Adjusted EBITDA pursuant to our credit facility agreement, a portion of the 2018 charge, $4.2 million, was added back to Adjusted EBITDA in second quarter, with the remaining amount being added back proportionately through the next two quarters in 2019.

•	The total debt-to-Adjusted EBITDA ratio for second quarter 2019 improved to 3.12 times compared to 3.18 times for second quarter 2018.

•

Investment in the business continued with $38.0 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $52.6 million, for a total of $90.6 million, which is equal to 7.1% of operating revenue for second quarter 2019. The majority of the investment was in tractors, trailers and technology.

•	In second quarter 2019, workers’ compensation expense increased $8.5 million compared to the second quarter 2018, largely due to adverse development of claims related to current and prior years.

Operational Highlights

•

The consolidated operating ratio for the second quarter 2019 was 98.9 compared to 96.2 in second quarter 2018. The operating ratio at YRC Freight was 98.0 compared to 96.8 for the same period in 2018. The Regional segment’s second quarter 2019 operating ratio was 99.4 compared to 94.1 a year ago.

•

At YRC Freight, second quarter 2019 less-than-truckload (LTL) revenue per hundredweight, including fuel surcharge, increased 4.3% and LTL revenue per shipment increased 2.6% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 4.8% and LTL revenue per shipment increased 3.0%.

•

At the Regional segment, second quarter 2019 LTL revenue per hundredweight, including fuel surcharge, increased 1.4% and LTL revenue per shipment increased 1.6% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 1.8% and LTL revenue per shipment increased 2.0%.

•	Second quarter 2019 LTL tonnage per day decreased 6.8% at YRC Freight and decreased 4.9% at the Regional segment compared to second quarter 2018.

•	Total shipments per day for the second quarter 2019 declined 5.1% at YRC Freight and 5.4% at the Regional segment.

Liquidity Update

•	At June 30, 2019, the Company’s outstanding debt was $865.0 million, a decrease of $45.7 million compared to $910.7 million as of June 30, 2018.

•

The Company is currently pursuing new financing alternatives including a potential refinancing of the Term Loan Agreement to provide for less restrictive financial covenants, as well as potentially lowering interest rates and extending the maturing of the facility as compared to our current Term Loan Agreement.

•	On July 25, 2019, the Company received an upgraded rating from Moody’s Investor Service. The rating was upgraded to a “B2” from a “B3”, with a stable outlook.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility totaled $156.8 million compared to $190.8 million as of June 30, 2018, a decrease of $34.0 million.

•	For the six months ended June 30, 2019, cash used in operating activities was $29.5 million compared to cash provided by operating activities of $71.5 million for the six months ended June 30, 2018.

Key Segment Information – second quarter 2019 compared to second quarter 2018

YRC Freight	2019	2018	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$800.8	$827.6	(3.2)%
Operating income (in millions)	$16.0	$26.8	(40.3%)
Operating ratio	98.0	96.8	(1.2	)pp
LTL tonnage per day (in thousands)	19.33	20.73	(6.8)%
LTL shipments per day (in thousands)	38.96	41.08	(5.2)%
LTL picked up revenue per hundredweight incl FSC	$30.09	$28.85	4.3%
LTL picked up revenue per hundredweight excl FSC	$26.45	$25.24	4.8%
LTL picked up revenue per shipment incl FSC	$299	$291	2.6%
LTL picked up revenue per shipment excl FSC	$262	$255	3.0%
LTL weight/shipment (in pounds)	992	1,009	(1.7)%
Total tonnage per day (in thousands)	24.46	25.36	(3.5)%
Total shipments per day (in thousands)	39.54	41.67	(5.1)%
Total picked up revenue per hundredweight incl FSC	$25.47	$25.29	0.7%
Total picked up revenue per hundredweight excl FSC	$22.45	$22.17	1.3%
Total picked up revenue per shipment incl FSC	$315	$308	2.4%
Total picked up revenue per shipment excl FSC	$278	$270	3.0%
Total weight/shipment (in pounds)	1,238	1,217	1.7%

Regional Transportation	2019	2018	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$471.8	$499.0	(5.5)%
Operating income (loss) (in millions)	$2.6	$29.2	NM
Operating ratio	99.4	94.1	(5.3	)pp
LTL tonnage per day (in thousands)	23.61	24.84	(4.9)%
LTL shipments per day (in thousands)	37.52	39.55	(5.1)%
LTL picked up revenue per hundredweight incl FSC	$14.64	$14.44	1.4%
LTL picked up revenue per hundredweight excl FSC	$12.90	$12.68	1.8%
LTL picked up revenue per shipment incl FSC	$184	$181	1.6%
LTL picked up revenue per shipment excl FSC	$162	$159	2.0%
LTL weight/shipment (in pounds)	1,259	1,256	0.2%
Total tonnage per day (in thousands)	28.95	31.28	(7.4)%
Total shipments per day (in thousands)	38.29	40.47	(5.4)%
Total picked up revenue per hundredweight incl FSC	$12.85	$12.48	3.0%
Total picked up revenue per hundredweight excl FSC	$11.34	$10.97	3.3%
Total picked up revenue per shipment incl FSC	$194	$193	0.7%
Total picked up revenue per shipment excl FSC	$171	$170	1.1%
Total weight/shipment (in pounds)	1,512	1,546	(2.2)%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Friday, August 9, 2019, beginning at 9:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA: a non-GAAP measure that reflects EBITDA, and further adjusts for certain net gains or losses on property disposals, non-cash impairment charges, letter of credit expenses, restructuring charges, transaction costs related to issuances of debt, nonrecurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense, union vacation restoration charges, and non-union pension settlement charges, among other items, as defined in our credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, union vacation restoration charges, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) general economic factors; our ability to successfully secure any new financing alternatives to replace our existing term loan on commercially reasonable terms or otherwise; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Bri Simoneau
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
913-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$117.5	$227.6
Restricted amounts held in escrow	—	—
Accounts receivable, net	538.7	470.3
Prepaid expenses and other	52.3	58.7

Total current assets	708.5	756.6

PROPERTY AND EQUIPMENT:
Cost	2,767.2	2,765.9
Less - accumulated depreciation	(1,986.0)	(1,969.8)

Net property and equipment	781.2	796.1

Deferred income taxes, net	0.4	—
Operating lease right-of-use assets	373.9	—
Other assets	43.3	64.4

Total assets	$1,907.3	$1,617.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$188.0	$178.0
Wages, vacations, and employee benefits	239.1	223.6
Current operating lease liabilities	110.5	—
Other current and accrued liabilities	172.0	170.1
Current maturities of long-term debt	18.4	20.7

Total current liabilities	728.0	592.4

OTHER LIABILITIES:
Long-term debt, less current portion	833.9	854.2
Deferred income taxes, net	—	1.8
Pension and postretirement	194.7	202.9
Operating lease liabilities	243.7	—
Claims and other liabilities	277.1	271.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,330.2	2,327.6
Accumulated deficit	(2,281.1)	(2,208.4)
Accumulated other comprehensive loss	(326.8)	(332.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(370.1)	(305.5)

Total liabilities and shareholders’ deficit	$1,907.3	$1,617.1

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2019	2018	2019	2018
OPERATING REVENUE	$1,272.6	$1,326.5	$2,454.9	$2,541.0

OPERATING EXPENSES:
Salaries, wages and employee benefits	782.3	756.0	1,500.5	1,485.7
Fuel, operating expenses and supplies	228.3	242.0	464.2	472.2
Purchased transportation	158.0	177.2	304.3	332.6
Depreciation and amortization	38.5	37.6	78.5	75.3
Other operating expenses	57.4	60.6	121.2	123.2
(Gains) losses on property disposals, net	(6.2)	2.2	(4.6)	5.4
Impairment charges	—	—	8.2	—

Total operating expenses	1,258.3	1,275.6	2,472.3	2,494.4

OPERATING INCOME (LOSS)	14.3	50.9	(17.4)	46.6

NONOPERATING EXPENSES:
Interest expense	28.2	25.5	55.2	51.1
Non-union pension and postretirement benefits	0.5	(0.4)	0.8	(0.9)
Other, net	0.1	1.0	(0.1)	(0.9)

Nonoperating expenses, net	28.8	26.1	55.9	49.3

INCOME (LOSS) BEFORE INCOME TAXES	(14.5)	24.8	(73.3)	(2.7)
INCOME TAX EXPENSE (BENEFIT)	9.1	10.4	(0.6)	(2.5)

NET INCOME (LOSS)	(23.6)	14.4	(72.7)	(0.2)
OTHER COMPREHENSIVE INCOME, NET OF TAX	2.0	4.3	5.5	6.3

COMPREHENSIVE INCOME (LOSS)	$(21.6)	$18.7	$(67.2)	$6.1

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,247	32,966	33,199	32,894
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,247	33,794	33,199	32,894

EARNINGS (LOSS) PER SHARE - BASIC	$(0.71)	$0.44	$(2.19)	$(0.00)
EARNINGS (LOSS) PER SHARE - DILUTED	$(0.71)	$0.43	$(2.19)	$(0.00)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	2019	2018
OPERATING ACTIVITIES:
Net loss	$(72.7)	$(0.2)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	78.5	75.3
Lease amortization and accretion expense	82.3	—
Lease payments	(75.4)	—
Equity-based compensation and employee benefits expense	9.5	12.1
Gains on property disposals, net	(4.6)	5.4
Impairment charges	8.2	—
Deferred income tax benefit, net	(1.6)	—
Other noncash items, net	2.1	3.6
Changes in assets and liabilities, net:
Accounts receivable	(67.2)	(65.6)
Accounts payable	5.3	17.8
Other operating assets	(4.5)	(17.4)
Other operating liabilities	10.6	40.5

Net cash provided by (used in) operating activities	(29.5)	71.5

INVESTING ACTIVITIES:
Acquisition of property and equipment	(70.6)	(46.5)
Proceeds from disposal of property and equipment	8.3	4.2

Net cash used in investing activities	(62.3)	(42.3)

FINANCING ACTIVITIES:
Repayment of long-term debt	(17.5)	(14.6)
Payments for tax withheld on equity-based compensation	(0.8)	(1.6)

Net cash used in financing activities	(18.3)	(16.2)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(110.1)	13.0
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	227.6	145.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$117.5	$158.7

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(50.6)	$(49.4)
Income tax payment, net	(2.5)	(2.9)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2019	2018	%	2019	2018	%
Operating revenue:
YRC Freight	$800.8	$827.6	(3.2)	$1,544.6	$1,578.9	(2.2)
Regional Transportation	471.8	499.0	(5.5)	910.4	962.3	(5.4)
Other, net of eliminations	—	(0.1)		(0.1)	(0.2)

Consolidated	1,272.6	1,326.5	(4.1)	2,454.9	2,541.0	(3.4)

Operating income (loss):
YRC Freight	16.0	26.8		(5.1)	19.9
Regional Transportation	2.6	29.2		(4.4)	34.4
Corporate and other	(4.3)	(5.1)		(7.9)	(7.7)

Consolidated	$14.3	$50.9		$(17.4)	$46.6

Operating ratio (a):
YRC Freight	98.0%	96.8%		100.3%	98.7%
Regional Transportation	99.4%	94.1%		100.5%	96.4%
Consolidated	98.9%	96.2%		100.7%	98.2%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION: Total Debt

As of June 30, 2019	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$558.1	$(6.5)	$(5.6)	$546.0
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.8	—	(0.1)	26.7
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	233.4	—	(0.3)	233.1

Total debt	$865.0	$(6.5)	$(6.2)	$852.3

As of December 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$573.7	$(7.8)	$(6.5)	$559.4
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	242.7	—	(0.5)	242.2

Total debt	$890.0	$(7.8)	$(7.3)	$874.9

Our total leverage ratio for the four consecutive fiscal quarters ended June 30, 2019 was 3.12 to 1.00.

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2018 was 2.64 to 1.00.

SUPPLEMENTAL INFORMATION: Liquidity

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$117.5	$227.6
Changes to restricted cash	—	(25.0)
Managed Accessibility (b)	39.3	1.2

Total Cash and cash equivalents and Managed Accessibility	$156.8	$203.8

(b)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA(a):
Net income (loss)	$(23.6)	$14.4	$(72.7)	$(0.2)
Interest expense, net	27.8	25.5	54.3	51.0
Income tax benefit	9.1	10.4	(0.6)	(2.5)
Depreciation and amortization	38.5	37.6	78.5	75.3

EBITDA	51.8	87.9	59.5	123.6
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(6.2)	2.2	(4.6)	5.4
Property gains on certain disposals (b)	—	0.4	—	0.4
Impairment charges	—	—	8.2	—
Letter of credit expense	1.6	1.7	3.2	3.4
Restructuring charges	0.5	0.6	0.5	1.2
Nonrecurring consulting fees	1.9	1.7	4.3	3.2
Permitted dispositions and other	—	0.2	(1.1)	0.7
Equity-based compensation expense	1.1	3.2	3.4	4.8
Union vacation charge	4.2	—	4.2	—
Nonrecurring item (vendor bankruptcy)	—	—	3.7	—
Other, net (c)	2.7	2.9	6.4	3.8

Adjusted EBITDA	$57.6	$100.8	$87.7	$146.5

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	Certain property gains are added back in the calculation of Adjusted EBITDA pursuant to the Term Loan Agreement which permits gains from the sale of excess property with continuing operations.
(c)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Six Months
	2019	2018	2019	2018
Adjusted EBITDA by segment:
YRC Freight	$39.5	$54.5	$57.8	$76.6
Regional Transportation	19.1	$46.8	30.4	69.4
Corporate and other	(1.0)	$(0.5)	(0.5)	0.5

Adjusted EBITDA	$57.6	$100.8	$87.7	$146.5

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2019	2018	2019	2018
Reconciliation of operating income (loss) to Adjusted EBITDA(a):
Operating income (loss)	$16.0	$26.8	$(5.1)	$19.9
Depreciation and amortization	21.6	21.5	44.5	43.1
(Gains) losses on property disposals, net	(3.2)	1.7	(2.1)	4.5
Property gains on certain disposals (b)	—	0.4	—	0.4
Impairment charges	—	—	8.2	—
Letter of credit expense	1.0	1.1	2.0	2.1
Restructuring charges	—	—	—	0.1
Non-union pension and postretirement benefits	(0.3)	0.6	(0.4)	1.1
Nonrecurring consulting fees	1.7	1.6	3.8	3.1
Union vacation charge	2.6	—	2.6	—
Nonrecurring item (vendor bankruptcy)	—	—	3.7	—
Other, net (c)	0.1	0.8	0.6	2.3

Adjusted EBITDA	$39.5	$54.5	$57.8	$76.6

	Three Months		Six Months
Regional Transportation segment	2019	2018	2019	2018
Reconciliation of operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$2.6	$29.2	$(4.4)	$34.4
Depreciation and amortization	16.7	16.1	33.5	32.2
(Gains) losses on property disposals, net	(3.0)	0.4	(2.5)	0.8
Letter of credit expense	0.6	0.5	1.1	1.1
Nonrecurring consulting fees	0.2	—	0.5	—
Union vacation charge	1.6	—	1.6	—
Other, net (c)	0.4	0.6	0.6	0.9

Adjusted EBITDA	$19.1	$46.8	$30.4	$69.4

	Three Months		Six Months
Corporate and other	2019	2018	2019	2018
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(4.3)	$(5.1)	$(7.9)	$(7.7)
Depreciation and amortization	0.2	0.1	0.5	0.1
Losses on property disposals, net	—	0.1	—	0.1
Letter of credit expense	—	—	0.1	0.1
Restructuring charges	0.5	0.6	0.5	1.1
Permitted dispositions and other	—	0.2	(1.1)	0.7
Non-union pension and postretirement benefits	(0.2)	(0.2)	(0.4)	(0.2)
Equity-based compensation expense	1.1	3.2	3.4	4.8
Other, net (c)	1.7	0.6	4.4	1.5

Adjusted EBITDA	$(1.0)	$(0.5)	$(0.5)	$0.5

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	Certain property gains are added back in the calculation of Adjusted EBITDA pursuant to the Term Loan Agreement which permits gains from the sale of excess property with continuing operations.
(c)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended June 30

(Amounts in millions)

(Unaudited)

	2019	2018
Reconciliation of net loss to Adjusted EBITDA(a):
Net loss	$(52.3)	$(4.7)
Interest expense, net	107.8	102.6
Income tax expense (benefit)	13.0	(9.3)
Depreciation and amortization	150.9	148.7

EBITDA	219.4	237.3
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(30.8)	3.1
Property gains on certain disposals(b)	29.3	0.4
Impairment charges	8.2	—
Letter of credit expense	6.4	6.8
Restructuring charges	1.6	2.1
Transaction costs related to issuances of debt	—	8.1
Nonrecurring consulting fees	8.8	3.2
Permitted dispositions and other	(1.5)	1.1
Equity-based compensation expense	4.9	7.3
Non-union pension settlement charge	10.9	7.6
Union vacation charge	4.2	—
Nonrecurring item (vendor bankruptcy)	8.0	—
Other, net (c)	9.3	9.4

Adjusted EBITDA	$278.7	$286.4

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	Certain property gains are added back in the calculation of Adjusted EBITDA pursuant to the Term Loan Agreement which permits gains from the sale of excess property with continuing operations.
(c)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	2Q19	2Q18	1Q19	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	63.0

LTL picked up revenue (in millions)	$738.7	$765.5	$688.3	(3.5)	7.3
LTL tonnage (in thousands)	1,227	1,327	1,155	(7.5)	6.3
LTL tonnage per day (in thousands)	19.33	20.73	18.33	(6.8)	5.4
LTL shipments (in thousands)	2,474	2,629	2,298	(5.9)	7.7
LTL shipments per day (in thousands)	38.96	41.08	36.47	(5.2)	6.8
LTL picked up revenue/cwt.	$30.09	$28.85	$29.80	4.3	1.0
LTL picked up revenue/cwt. (excl. FSC)	$26.45	$25.24	$26.33	4.8	0.4
LTL picked up revenue/shipment	$299	$291	$300	2.6	(0.3)
LTL picked up revenue/shipment (excl. FSC)	$262	$255	$265	3.0	(0.9)
LTL weight/shipment (in pounds)	992	1,009	1,005	(1.7)	(1.3)

Total picked up revenue (in millions) (a)	$791.5	$821.0	$738.0	(3.6)	7.2
Total tonnage (in thousands)	1,554	1,623	1,442	(4.3)	7.7
Total tonnage per day (in thousands)	24.46	25.36	22.90	(3.5)	6.8
Total shipments (in thousands)	2,511	2,667	2,331	(5.9)	7.7
Total shipments per day (in thousands)	39.54	41.67	37.01	(5.1)	6.8
Total picked up revenue/cwt.	$25.47	$25.29	$25.58	0.7	(0.4)
Total picked up revenue/cwt. (excl. FSC)	$22.45	$22.17	$22.66	1.3	(0.9)
Total picked up revenue/shipment	$315	$308	$317	2.4	(0.4)
Total picked up revenue/shipment (excl. FSC)	$278	$270	$280	3.0	(0.9)
Total weight/shipment (in pounds)	1,238	1,217	1,237	1.7	0.0

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$800.8	$827.6	$743.8
Change in revenue deferral and other	(9.3)	(6.6)	(5.8)

Total picked up revenue	$791.5	$821.0	$738.0

	Regional Transportation
	2Q19	2Q18	1Q19	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	63.0

LTL picked up revenue (in millions)	$439.0	$459.1	$404.8	(4.4)	8.4
LTL tonnage (in thousands)	1,499	1,590	1,388	(5.7)	8.1
LTL tonnage per day (in thousands)	23.61	24.84	22.02	(4.9)	7.2
LTL shipments (in thousands)	2,383	2,531	2,193	(5.9)	8.6
LTL shipments per day (in thousands)	37.52	39.55	34.81	(5.1)	7.8
LTL picked up revenue/cwt.	$14.64	$14.44	$14.59	1.4	0.4
LTL picked up revenue/cwt. (excl. FSC)	$12.90	$12.68	$12.93	1.8	(0.2)
LTL picked up revenue/shipment	$184	$181	$185	1.6	(0.2)
LTL picked up revenue/shipment (excl. FSC)	$162	$159	$164	2.0	(0.7)
LTL weight/shipment (in pounds)	1,259	1,256	1,265	0.2	(0.5)

Total picked up revenue (in millions) (a)	$472.6	$499.8	$438.4	(5.4)	7.8
Total tonnage (in thousands)	1,838	2,002	1,726	(8.2)	6.5
Total tonnage per day (in thousands)	28.95	31.28	27.39	(7.4)	5.7
Total shipments (in thousands)	2,432	2,590	2,242	(6.1)	8.5
Total shipments per day (in thousands)	38.29	40.47	35.58	(5.4)	7.6
Total picked up revenue/cwt.	$12.85	$12.48	$12.70	3.0	1.2
Total picked up revenue/cwt. (excl. FSC)	$11.34	$10.97	$11.26	3.3	0.7
Total picked up revenue/shipment	$194	$193	$196	0.7	(0.6)
Total picked up revenue/shipment (excl. FSC)	$171	$170	$173	1.1	(1.1)
Total weight/shipment (in pounds)	1,512	1,546	1,540	(2.2)	(1.8)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$471.8	$499.0	$438.6
Change in revenue deferral and other	0.8	0.8	(0.2)

Total picked up revenue	$472.6	$499.8	$438.4

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2019	2018	Y/Y % (b)
Workdays	126.5	127.5

LTL picked up revenue (in millions)	$1,427.0	$1,464.1	(2.5)
LTL tonnage (in thousands)	2,382	2,562	(7.0)
LTL tonnage per day (in thousands)	18.83	20.10	(6.3)
LTL shipments (in thousands)	4,772	5,045	(5.4)
LTL shipments per day (in thousands)	37.72	39.57	(4.7)
LTL picked up revenue/cwt.	$29.95	$28.57	4.8
LTL picked up revenue/cwt. (excl. FSC)	$26.39	$25.08	5.2
LTL picked up revenue/shipment	$299	$290	3.0
LTL picked up revenue/shipment (excl. FSC)	$264	$255	3.5
LTL weight/shipment (in pounds)	998	1,016	(1.7)

Total picked up revenue (in millions) (a)	$1,529.5	$1,568.6	(2.5)
Total tonnage (in thousands)	2,996	3,122	(4.0)
Total tonnage per day (in thousands)	23.68	24.48	(3.3)
Total shipments (in thousands)	4,842	5,118	(5.4)
Total shipments per day (in thousands)	38.28	40.14	(4.6)
Total picked up revenue/cwt.	$25.53	$25.12	1.6
Total picked up revenue/cwt. (excl. FSC)	$22.55	$22.08	2.1
Total picked up revenue/shipment	$316	$307	3.1
Total picked up revenue/shipment (excl. FSC)	$279	$269	3.6
Total weight/shipment (in pounds)	1,238	1,220	1.4

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,544.6	$1,578.9
Change in revenue deferral and other	(15.1)	(10.3)

Total picked up revenue	$1,529.5	$1,568.6

	Regional Transportation
	2019	2018	Y/Y % (b)

Workdays	126.5	127.5

LTL picked up revenue (in millions)	$843.8	$884.1	(4.5)
LTL tonnage (in thousands)	2,887	3,101	(6.9)
LTL tonnage per day (in thousands)	22.82	24.32	(6.2)
LTL shipments (in thousands)	4,576	4,918	(7.0)
LTL shipments per day (in thousands)	36.17	38.58	(6.2)
LTL picked up revenue/cwt.	$14.62	$14.25	2.5
LTL picked up revenue/cwt. (excl. FSC)	$12.91	$12.55	2.9
LTL picked up revenue/shipment	$184	$180	2.6
LTL picked up revenue/shipment (excl. FSC)	$163	$158	3.0
LTL weight/shipment (in pounds)	1,262	1,261	0.1

Total picked up revenue (in millions) (a)	$911.0	$963.8	(5.5)
Total tonnage (in thousands)	3,564	3,916	(9.0)
Total tonnage per day (in thousands)	28.17	30.71	(8.3)
Total shipments (in thousands)	4,673	5,034	(7.2)
Total shipments per day (in thousands)	36.94	39.48	(6.4)
Total picked up revenue/cwt.	$12.78	$12.31	3.9
Total picked up revenue/cwt. (excl. FSC)	$11.30	$10.84	4.2
Total picked up revenue/shipment	$195	$191	1.8
Total picked up revenue/shipment (excl. FSC)	$172	$169	2.2
Total weight/shipment (in pounds)	1,525	1,556	(2.0)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$910.4	$962.3
Change in revenue deferral and other	0.6	1.5

Total picked up revenue	$911.0	$963.8

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.